UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): December 4, 2014

BECTON, DICKINSON AND COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	001-4802	22-0760120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive

Franklin Lakes, New Jersey 07417-1880

(Address of principal executive offices) (Zip Code)

(201) 847-6800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

On October 5, 2014, Becton, Dickinson and Company, a New Jersey corporation (“BD”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CareFusion Corporation, a Delaware corporation (“CareFusion”), and Griffin Sub, Inc., a Delaware corporation and wholly owned subsidiary of BD (“Merger Corp”). The Merger Agreement provides, among other things, that, upon the terms and subject to the conditions set forth therein, Merger Corp will merge with and into CareFusion, with CareFusion surviving as a wholly-owned subsidiary of BD.

The audited consolidated financial statements (and notes thereto) of CareFusion for the years ended June 30, 2014, 2013 and 2012 and the unaudited consolidated condensed financial statements (and notes thereto) of CareFusion for the three-month periods ended September 30, 2014 and 2013 are filed herewith as Exhibit 99.1 hereto and incorporated by reference herein.

(d) Exhibits

Exhibit No.	Description of Exhibit
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for CareFusion Corporation.

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm for CareFusion Corporation.

99.1	Audited consolidated financial statements (and notes thereto) of CareFusion Corporation for the fiscal years ended June 30, 2014, 2013 and 2012 (with Schedule II — Valuation and Qualifying Accounts included as Appendix A thereto) and the unaudited consolidated condensed financial statements (and notes thereto) of CareFusion Corporation for the three-month periods ended September 30, 2014 and 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By:	/s/ Gary DeFazio
Name:	Gary DeFazio
Title:	Vice President and Corporate Secretary

Date: December 4, 2014

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for CareFusion Corporation.

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm for CareFusion Corporation.

99.1	Audited consolidated financial statements (and notes thereto) of CareFusion Corporation for the fiscal years ended June 30, 2014, 2013 and 2012 (with Schedule II — Valuation and Qualifying Accounts included as Appendix A thereto) and the unaudited consolidated condensed financial statements (and notes thereto) of CareFusion Corporation for the three-month periods ended September 30, 2014 and 2013.